As filed with the Securities and Exchange Commission on November __, 1996
                                                    Registration No. ___________
--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                                 ---------------


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 ---------------


                     CLASSIC RESTAURANTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

       COLORADO                                                 84-1122431
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

              3500 PARKWAY LANE, SUITE 435, NORCROSS, GEORGIA 30092
               (Address of Principal Executive Offices) (Zip Code)

                 CLIENT SERVICE AGREEMENT DATED OCTOBER 11, 1996
 CONSULTING AGREEMENT WITH CAMBRIA INVESTMENT GROUP, LTD. DATED OCTOBER 15, 1996
                            (Full title of the plan)

                              CAROLINE P. ANDERSON
                     CLASSIC RESTAURANTS INTERNATIONAL, INC.
                          3500 PARKWAY LANE, SUITE 435
                             NORCROSS, GEORGIA 30092
                     (Name and address of agent for service)

                                 (770) 729-9010
          (Telephone number, including area code, of agent for service)


                                   COPIES TO:
                         LAW OFFICES OF FAY M. MATSUKAGE
                           STANFORD PLACE 3, SUITE 201
                        4582 SOUTH ULSTER STREET PARKWAY
                             DENVER, COLORADO 80237
                                 (303) 721-9495



Exhibit index on consecutive page _____             Consecutive page 1 of _____

                         CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED
                                                        PROPOSED                 MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO BE            MAXIMUM OFFER          AGGREGATE OFFER            AMOUNT OF
   TO BE REGISTERED            REGISTERED          ING PRICE PER UNIT           ING PRICE            REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Shares of Class                  117,500               $2.875 (1)<F1>        $337,812.50 (1)<F1>         $102.38
A Common
Stock, no par
value, under
Consulting
Agreements
-----------------------  ----------------------- ----------------------- -----------------------  ----------------------
Total                                                                          $337,812.50               $102.38
=======================  ======================= ======================= =======================  ======================

<F1>
(1)      Calculated based on Rule 457(h).  Average of the closing bid and asked prices as of November
         7, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following   documents  are   incorporated  by  reference  in  this
registration statement:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (b)      All other reports, if any, filed by the Registrant pursuant to
                  Section 13(a) of the Securities Exchange Act of 1934 since the end of the fiscal year ended June 30, 1996.

         (c) The description of Registrant's Class A Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on April 29, 1996 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         The Class A Common Stock to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Colorado corporate law, Article VII of the Registrant's Articles of Incorporation, as amended, and Article XI of the Registrant's Bylaws permit the Registrant to indemnify any director, officer, former director or officer, and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, unless they are adjudged in such suit negligent or guilty of misconduct in the performance of their duties.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

     EXHIBIT                                                                                          CONSECUTIVE
      NUMBER                                           EXHIBIT                                        PAGE NUMBER
       4.1          Articles of Incorporation, as amended (filed as an exhibit to the                     N/A
                    Registrant's Registration Statement on Form 8-A, and
                    incorporated herein by reference)
       4.2          Bylaws (filed as an exhibit to the Registrant's Registration                          N/A
                    Statement on Form 8-A, and incorporated herein by reference)
       4.3          Client Service Agreement with Continental Capital & Equity                            ___
                    Corporation dated October 11, 1996
       4.4          Consulting Agreement with Cambria Investment Group, Ltd.                              ___
       5.1          Opinion Regarding Legality                                                            ___
       23.1         Consent of Stark Tinter & Associates, LLC                                             ___
       23.2         Consent of James Moore & Co., P.L.                                                    ___
       23.3         Consent of Fay M. Matsukage (included in Exhibit 5.1)                                 N/A


ITEM 9.           UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on November 8, 1996.

                                  CLASSIC RESTAURANTS INTERNATIONAL, INC.



                                  By:/s/Caroline P. Anderson
                                            Caroline P. Anderson
                                            Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                         President and Treasurer (Prin-
                         cipal Executive Officer) and
/s/James R. Shaw         Director                           November 8, 1996
James R. Shaw                                               Date



                         Executive Vice President,
                         Secretary (Principal Financial
/s/Caroline P. Anderson  Officer) and  Director             November 8, 1996
Caroline P. Anderson                                        Date



/s/Jerry W. Carter       Director                           November 8, 1996
Jerry W. Carter                                             Date



/s/Daniel Howell         Director                           November 8, 1996
Daniel Howell                                               Date







3:continen.s-8